Exhibit 10.22

THE 2002 EQUITY PARTICIPATION PLAN

OF

INPATIENT CONSULTANTS MANAGEMENT, INC.

InPatient Consultants Management, Inc. (the “Company”) has adopted The 2002 Equity Participation Plan of InPatient Consultants Management, Inc. (the “Plan”), effective October 7, 2002, for the benefit of eligible employees, consultants and directors of InPatient Consultants Management, Inc. and its Subsidiaries and Affiliates (as those terms are defined herein).

The purposes of the Plan are as follows:

(1) To provide an additional incentive for Directors, key Employees and Consultants (as such terms are defined below) to further the growth, development and financial success of the Company and its Subsidiaries by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

(2) To enable the Company to obtain and retain the services of directors, key Employees and Consultants considered essential to the long range success of the Company and its Subsidiaries and Affiliates by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company and its Subsidiaries and Affiliates.

ARTICLE I.

DEFINITIONS

1.1 General. Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

1.2 Administrator. “Administrator” shall mean the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Options granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Compensation Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 9.1.

1.3 Affiliate. “Affiliate” shall mean any affiliate of the Company within the meaning of Rules 260.140.41 and 260.140.42 of the California Code of Regulations not inconsistent with applicable federal and state securities laws.

1.4 Award. “Award” shall mean an Option, a Restricted Stock award, a Deferred Stock award or a Stock Payment award that may be awarded or granted under the Plan (collectively, “Awards”).

1.5 Award Agreement. “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.6 Award Limit. “Award Limit” shall mean Seven Hundred Fifty Thousand (750,000) shares of Common Stock, as adjusted pursuant to Section 10.3 of the Plan.

1.7 Board. “Board” shall mean the Board of Directors of the Company.

1.8 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.9 Committee. “Committee” shall mean the Compensation Committee of the Board, or another Administrator or subcommittee of the Board, appointed as provided in Section 9.1.

1.10 Common Stock. “Common Stock” shall mean the common stock of the Company and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock.

1.11 Company. “Company” shall mean InPatient Consultants Management, Inc., a California corporation.

1.12 Consultant. “Consultant” shall mean any consultant or adviser if:

(a) the consultant or adviser renders bona fide services to the Company or one of its Subsidiaries;

(b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s or a Subsidiary’s securities; and

(c) the consultant or adviser is a natural person who has contracted directly with the Company or one of its Subsidiaries to render such services.

1.13 Deferred Stock. “Deferred Stock” shall mean Common Stock awarded under Article VIII of the Plan.

1.14 Director. “Director” shall mean a member of the Board or the board of directors of any corporation which is a Subsidiary or Affiliate.

1.15 Disability. “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code, provided however, that the Administrator may evaluate the state of the Holder at any time, and immediately thereafter make its decision as to whether a Termination has occurred due to Disability. The Administrator reserves the right to reassess such decision at any time.

1.16 DRO. “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.17 Employee. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary or Affiliate.

1.18 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.19 Fair Market Value. “Fair Market Value” of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred; (b) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (c) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator and the Board acting in good faith. The Board and Administrator shall assess material considerations such as (i) recent arms- length trades; (ii) any independent appraisals; and (iii) material business developments. Pursuant to Section 422(b)(4) of the Code, in no event shall the exercise price for Incentive Stock Options be less than Fair Market Value of the stock at the time such options are granted. Fair Market Value shall also be determined in accordance with Section 260.140.41 of the California Code of Regulations where required or applicable.

1.20 Holder. “Holder” shall mean a person who has been granted or awarded an Award.

1.21 Incentive Stock Option. “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator. Incentive Stock Options shall be granted only to Employees of the Company and shall be subject to and be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonqualified Stock Option” defined hereunder.

1.22 Independent Director. “Independent Director” shall mean a Director who is not an Employee of the Company or any of its Subsidiaries or Affiliates.

1.23 Nonqualified Stock Option. “Nonqualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.

1.24 Option. “Option” shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Nonqualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and Consultants shall be Nonqualified Stock Options.

1.25 Performance Award. “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VIII of the Plan.

1.26 Performance Criteria. “Performance Criteria” shall mean any objective business criterion with respect to the Company, any Subsidiary or Affiliate or any division or operating unit thereof, as determined by the Administrator. Such Performance Criteria may include, without limitation, one or more of: (a) net income; (b) pre-tax income; (c) operating income; (d) cash flow; (e) earnings per share; (f) return on equity; (g) return on invested capital or assets; (h) cost reductions or savings; (i) funds from operations; j) appreciation in the Fair Market Value of Common Stock; or (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

1.27 Plan. “Plan” shall mean The 2002 Equity Participation Plan of InPatient Consultants Management, Inc.

1.28 Restricted Stock. “Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan.

1.29 Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.30 Section 162(m) Participant. “Section 162(m) Participant” shall mean any key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

1.31 Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

1.32 Stock Payment. “Stock Payment” shall mean (a) a payment in the form of shares of Common Stock; or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to a key Employee or Consultant in cash, awarded under Article VIII of the Plan.

1.33 Subsidiary. “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.34 Substitute Award. “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the tern “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

1.35 Termination of Consultancy. “Termination of Consultancy” shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary or Affiliate is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a substantially simultaneous commencement of employment with the Company or any Subsidiary or Affiliate. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary or Affiliate has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

1.36 Termination of Directorship. “Termination of Directorship” shall mean the time when a Holder who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

1.37 Termination of Employment. “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary or Affiliate is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding (a) terminations where there is a substantially simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary or Affiliate; (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship; and (c) at the discretion of the Administrator, terminations which are followed by the substantially simultaneous establishment of a consulting relationship by the Company or a Subsidiary or Affiliate with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the applicable regulations and revenue rulings under said Section.

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1. Shares Subject to Plan.

(a) The shares of stock subject to Awards shall be Common Stock, initially shares of the Company’s Common Stock. The aggregate number of such shares which may be issued upon exercise of any Option or other right to acquire shares of Common Stock under any other Award under the Plan shall not exceed Three Million (3,000,000) shares. At no time shall the total number of shares issuable upon exercise of all outstanding Options and the total number of shares provided for under any stock bonus plan or similar plan of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Rule 260.140.45 of the California Code of Regulations.

(b) The maximum number of shares which may be subject to Awards granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options that are canceled continue to be counted against the Award Limit.

2.2. Add-back of Options and Other Rights. If any Option, or other right to acquire shares of Common Stock under any other Award under the Plan, expires or is canceled without having been fully exercised, or is exercised in part for cash as permitted by the Plan, the number of shares subject to such Option or other right as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Awards which are adjusted pursuant to Section 10.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Holder or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

ARTICLE III.

GRANTING OF AWARDS

3.1. Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

3.2. Provisions Applicable to Section 162(m) Participants.

(a) The Administrator, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(b) Notwithstanding anything in the Plan to the contrary, the Administrator may grant any Award to a Section 162(m) Participant, including Restricted Stock the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria and any performance or incentive award described in Article VIII that vests or becomes exercisable or payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

(c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Section 162(m) Participants, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (i) designate one or more Section 162(m) Participants; (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service; (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service; and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Administrator shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Administrator shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

(d) Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

3.3. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4. At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a director or Consultant for, the Company or any Subsidiary or Affiliate or shall interfere with or restrict in any way the rights of the Company or any Subsidiary or Affiliate, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company or any Subsidiary or Affiliate.

ARTICLE IV.

GRANTING OF OPTIONS TO EMPLOYEES,

CONSULTANTS AND INDEPENDENT DIRECTORS

4.1. Eligibility. Any Employee or Consultant selected by the Administrator pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 4.5.

4.2. Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

4.3. Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee.

4.4. Granting of Options to Employees and Consultants.

(a) The Administrator shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(i) determine which Employees are key Employees and select from among the key Employees or Consultants (including Employees or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii) subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or Consultants;

(iii) subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Nonqualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(iv) determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) Upon the selection of a key Employee or Consultant to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c) Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

4.5. Granting of Options to Independent Directors.

The Board shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(a) Select from among the Independent Directors (including Independent Directors who have previously received Options under the Plan) such of them as in its opinion should be granted Options;

(b) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Independent Directors;

(c) Subject to the provisions of Article 5, determine the terms and conditions of such Options, consistent with the Plan.

All the foregoing Option grants authorized by this Section 4.5 are subject to stockholder approval of the Plan.

4.6. Options in Lieu of Cash Compensation. Options may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants and to Independent Directors in lieu of directors’ fees which would otherwise be payable to such Independent Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

ARTICLE V.

TERMS OF OPTIONS

5.1. Option Price. The price per share of the shares subject to each Option granted to Employees and Consultants shall be set by the Administrator and shall be set by the Board with respect to Options granted to Independent Directors; provided, however, that such price shall be not less than the Fair Market Value of a share of Common Stock, unless otherwise permitted by applicable state law (or, in the case of any person who owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or any Subsidiaries or Affiliates, such price shall be one hundred ten percent (110%) of the Fair Market Value), and:

(a) in the case of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted;

(b) in the case of Incentive Stock Options such price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code);

(c) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.2. Option Term. The term of an Option granted to an Employee or Consultant shall be set by the Administrator in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall terminate on the earlier of ten (10) years from the date of the Incentive Stock Option grant or three (3) months after termination of employment for a reason other than death (except in the case of termination due to Disability, after which Section 422(b) requires that an Incentive Stock Option be exercisable for up to twelve (12) months). If the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), the term of the Option shall not exceed five (5) years from the date of the Incentive Stock Option grant. Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Administrator may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Holder, or amend any other term or condition of such Option relating to such a termination.

5.3. Option Vesting

(a) The period during which the right to exercise, in whole or in part, an Option granted to an Employee or a Consultant vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, each Option shall be exercisable at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option is granted, subject to such reasonable conditions as determined by the Administrator. Notwithstanding the foregoing, in the case of an Option granted to officers, directors or consultants of the Company or its subsidiaries, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company. At any time after grant of an Option, the Administrator may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee or Consultant vests.

(b) No portion of an Option granted to an Employee or Consultant which is unexercisable at Termination of Employment or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

(c) To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation, within the meaning of Section 422 of the Code) of the Company, exceeds $100,000, such Options shall be treated as Nonqualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 5.3(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

5.4. Substitute Awards.

Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided, however, that the excess of:

(a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award; over

(b) the aggregate exercise price thereof;

does not exceed the excess of:

(c) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such Fair Market Value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over

(d) the aggregate exercise price of such shares.

ARTICLE VI.

EXERCISE OF OPTIONS

6.1. Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terns of the Option, a partial exercise be with respect to a minimum number of shares.

6.2. Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised and, if so requested by the Company, an executed copy of an Award Agreement, a shareholders agreement or a Consent to be Bound by a shareholders agreement or other similar agreement of joinder signed by the Holder or other person then entitled to exercise the Option or such portion of the Option. Such agreement shall provide the Company with the right (but not the obligation) to repurchase the shares issued or issuable upon exercise of any Option or any portion thereof (the “Option Shares”) upon Termination of Employment, Termination of Directorship or Termination of Consultancy of Holder and that:

(i) the Option Shares may be repurchased within ninety (90) days of the Termination of Employment (or in the case of securities issued upon exercise of Options after the date of Termination of Employment, within ninety (90) days after the date of exercise), at a price per share at least equal to the Fair Market Value of the shares so purchased and the purchase price shall be payable in cash or cancellation of indebtedness for the Option Shares and such right shall terminate at such time as the Company’s Common Stock becomes publicly traded; or

(ii) the Option Shares may be repurchased at their original purchase price; provided, however, that with respect to Employees, the right to repurchase the Option Shares at the original purchase price lapses at the rate of twenty percent (20%) per year over five (5) years from the date the Option is granted (without respect to the date the Option was exercised or became exercisable) and the right to repurchase the Option Shares must be exercised for cash or cancellation of purchase money indebtedness for the Option Shares within ninety (90) days of Termination of Employment (or in the case of securities issued upon exercise of Options after the date of Termination of Employment, within ninety (90) days after the date of exercise). In addition to the restrictions set forth in clauses (i) and (ii), an Option held by an officer, Independent Director or Consultant of the Company or a Subsidiary or Affiliate of the Company may be subject to additional or greater restrictions.

(b) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 10.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the Option Shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator, may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration determined by the Administrator to have a Fair Market Value equal to the aggregate exercise price; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator in accordance with applicable law; (vi) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of an Incentive Stock Option, payment for Option Shares shall be made in accordance with Section 422 of the Code and consideration provided in the foregoing subparagraphs (ii), (iii), (vi) and, to the extent applicable, (vii) shall not apply. In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

6.3. Conditions to Issuance of Stock Certificates. In the event that the Option Shares are of a class of stock that is publicly traded and listed on one or more stock exchanges, the Company shall not be required to issue or deliver any certificate or certificates for Option Shares prior to fulfillment of all of the following conditions:

(a) The admission of the Option Shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of the Option Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for the Option Shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

6.4. Rights as Stockholders. Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any Option Shares unless and until certificates representing such Option Shares have been issued by the Company to such Holders.

6.5. Ownership and Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Option Shares as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing the Option Shares. The Holder shall give the Company prompt notice of any disposition of the Option Shares acquired by exercise of an Incentive Stock Option within (a) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder; or (b) one (1) year after the transfer of such Option Shares to such Holder. Restrictions on the ownership and transferability of the Option Shares shall also be subject to the provisions of any shareholders agreement, lock up agreement, market standstill agreement or similar agreement in place at the time of exercise of an Option.

6.6 Limitations on Exercise of Options.

(a) Unless the Award Agreement provides otherwise, as in the case of Incentive Stock Options, no Option granted to an Independent Director, Employee or Consultant may be exercised to any extent after the first to occur of the following events:

(i) The expiration of six (6) months from the date of the Holder’s death;

(ii) The expiration of six (6) months from the date of the Holder’s Termination of Directorship, Termination of Employment or Termination of Consultancy, as the case may be, by reason of his Disability;

(iii) The expiration of three (3) months from the date of the Holder’s Termination of Directorship, Termination of Employment or Termination of Consultancy, as the case may be, for any reason other than cause (as defined by applicable law or in a written agreement between Holder and the Company or a Subsidiary or Affiliate) or such Optionee’s death or Disability, unless the Optionee dies within said three (3) month period, in which case Section 6.6(a)(i) applies; or

(iv) The expiration of ten (10) years from the date the Option was granted.

(b) If Holder’s employment is terminated for cause (as defined by applicable law or in a written agreement between Holder and the Company or a Subsidiary or Affiliate), the Company shall not permit Holder to exercise any portion of the Option.

(c) Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator or in compliance with federal or state securities laws.

ARTICLE VII.

AWARD OF RESTRICTED STOCK

7.1. Eligibility. Subject to the Award Limit, Restricted Stock may be awarded to any Employee who the Administrator determines is a key Employee, any Independent Director or any Consultant who the Administrator determines should receive such an Award.

7.2. Award of Restricted Stock

(a) The Administrator may from time to time, in its absolute discretion:

(i) Determine which Employees are key Employees and select from among the key Employees, Independent Directors or Consultants (including Employees, Independent Directors or Consultants who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan; provided, however, such per share price shall not be less than eighty-five percent (85%) of the Fair Market Value of a share of stock either at the time the person is granted the right to purchase shares under the Plan or at the time the purchase is consummated, or in the case of any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries, at least one hundred percent (100%) of the Fair Market Value of the stock either at the time such person is granted the right to purchase shares under the Plan or at the time the purchase is consummated.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c) Upon the selection of a key Employee or Consultant to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

7.3. Rights as Stockholders. Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.6, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

7.4. Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock shall be non-transferable until all restrictions are terminated or expire, other than for transfers by will or the laws of descent and distribution. If no consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment or, if applicable, upon Termination of Consultancy with the Company; provided, however, that the Administrator in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder’s death or Disability; provided, further, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Administrator in its sole and absolute discretion may provide that no such lapse or surrender shall occur in the event of a Termination of Employment, or a Termination of Consultancy, without cause or following any change in control of the Company or because of the Holder’s retirement, or otherwise.

7.5. Repurchase of Restricted Stock. The Administrator shall provide in the terms of each individual Award Agreement that the Company shall have the right (but not the obligation) to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment, Termination of Consultancy or Termination of Directorship; provided, however, that the Administrator in its sole and absolute discretion may provide at any time that no such right of repurchase shall exist in the event of a Termination of Employment following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder’s death or Disability; provided, further, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Administrator in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment or a Termination of Consultancy without cause or following any change in control of the Company or because of the Holder’s retirement, or otherwise. The Award Agreement shall provide that, with respect to Employees, the per share purchase price at which the Company may repurchase shares of Restricted Stock shall be (a) not less than the Fair Market Value of the shares of Restricted Stock to be repurchased on the date of Termination of Employment and the repurchase right shall terminate when the Company’s securities become publicly traded; or (b) the original purchase price; provided, however, the right to repurchase shares of Restricted Stock at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares per year over five (5) years from the date the right to purchase the shares of Restricted Stock was granted. The right to repurchase the shares of Restricted Stock must be exercised for cash or cancellation of purchase money indebtedness for the shares of Restricted Stock within ninety (90) days of the date of Termination of Employment. In addition to the restrictions set forth in clauses (a) and (b), the securities held by an officer, Independent Director or Consultant of the Company or a Subsidiary or Affiliate of the Company may be subject to additional or greater restrictions.

7.6. Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing shares of Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

7.7. Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

7.8. Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

ARTICLE VIII.

PERFORMANCE AWARDS, DEFERRED STOCK, STOCK PAYMENTS

8.1. Eligibility. Subject to the Award Limit, one or more Performance Awards, awards of Deferred Stock, and/or Stock Payments may be granted to any Employee whom the Administrator determines is a key Employee or any Consultant whom the Administrator determines should receive such an Award.

8.2. Performance Awards. Any key Employee or Consultant selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee or Consultant.

8.3. Stock Payments. Any key Employee or Consultant selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.

8.4. Deferred Stock. Any key Employee or Consultant selected by the Administrator may be granted an award of Deferred Stock in the manner determined from time to time by the Administrator. The number of shares of Deferred Stock shall be determined by the Administrator and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

8.5. Term. The term of a Performance Award, award of Deferred Stock and/or Stock Payment shall be set by the Administrator in its discretion.

8.6. Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, or shares received as a Stock Payment, all in accordance with applicable state law.

8.7. Exercise Upon Termination of Employment, Termination of Consultancy or Termination of Directorship. A Performance Award, award of Deferred Stock and/or Stock Payment is exercisable or payable only while the Holder is an Employee, Consultant or

Independent Director, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that the Performance Award, award of Deferred Stock and/or Stock Payment may be exercised or paid subsequent to a Termination of Employment following a “change of control or ownership” (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; provided, further, that except with respect to Performance Awards granted to Section 162(m) Participants, the Administrator in its sole and absolute discretion may provide that Performance Awards may be exercised or paid following a Termination of Employment or a Termination of Consultancy without cause, or following change in control of the Company, or because of the Holder’s retirement, death or Disability, or otherwise.

8.8. Form of Payment. Payment of the amount determined under Section 8.2 or 8.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3.

8.9 Repurchase of Awarded Stock. The Administrator shall provide in the terms of each individual Award Agreement that the Company shall have the right (but not the obligation) to repurchase from the Holder, in accordance with applicable law, the shares of stock awarded pursuant to any Performance Award, Deferred Stock Award or Stock Payment (collectively, “Awarded Stock”) then subject to restrictions under the Award Agreement immediately upon a Termination of Employment, Termination of Consultancy or Termination of Directorship; provided, however, that the Administrator in its sole and absolute discretion may provide at any time that no such right of repurchase shall exist in the event of a Termination of Employment following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder’s death or Disability; provided, further, that, except with respect to shares of Awarded Stock granted to Section 162(m) Participants, the Administrator in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment or a Termination of Consultancy without cause or following any change in control of the Company or because of the Holder’s retirement, or otherwise. The Award Agreement shall provide that, with respect to Employees, the per share purchase price at which the Company may repurchase shares of Awarded Stock shall be (a) not less than the Fair Market Value of the shares to be repurchased on the date of Termination of Employment and the repurchase right shall terminate when the Company’s securities become publicly traded; or (b) the original purchase price; provided, however, the right to repurchase shares of Awarded Stock at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares per year over five (5) years from the date the right to purchase the securities was granted. The right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of the date of Termination of Employment. In addition to the restrictions set forth in clauses (a) and (b), the securities held by an officer, Independent Director or Consultant of the Company or a Subsidiary or Affiliate of the Company may be subject to additional or greater restrictions.

ARTICLE IX.

ADMINISTRATION

9.1. Compensation Committee. Prior to the Company’s initial registration of Common Stock under Section 12 of the Exchange Act, the Compensation Committee shall consist of the Committee (or another Committee or subcommittee of the Board appointed to perform the functions of the Compensation Committee under this Plan), or if no such Committee is chosen, the full Board shall serve as the Compensation Committee. Following such registration, the Compensation Committee (or another Committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Such directors shall serve the Compensation Committee in accordance with Section 31 1 of the California Corporations Code. To the extent not inconsistent with the Company’s bylaws, (i) members may resign at any time by delivering written notice to the Board; and (ii) vacancies in the Committee may be filled by the Board.

9.2. Duties and Powers of Administrator and Committee. It shall be the duty of the Administrator or Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Independent Directors.

9.3. Majority Rule; Unanimous Written Consent. To the extent not inconsistent with the Company’s bylaws, the Administrator shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Administrator.

9.4. Compensation; Professional Assistance; Good Faith Actions. Members of the Administrator shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Administrator incur in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Administrator, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Administrator or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Administrator and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

9.5. Delegation of Authority to Grant Awards. The Administrator may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Board of Directors or of one or more officers of the Company; provided, however, that the Administrator may not delegate its authority to grant Awards to individuals who are (i) subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act; (ii) Section 162(m) Participants; or (iii) officers of the Company who are delegated authority by the Administrator hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation of authority and may be rescinded at any time by the Administrator. At all times, any Administrator appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Administrator.

ARTICLE X.

MISCELLANEOUS PROVISIONS

10.1. Not Transferable. No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed. In the event that the spouse of the Holder has or shall have acquired a community property interest in an Award, the Holder (or such permitted successors in interest upon the Holder’s death) may exercise the Award on behalf of the spouse of the Holder, or such spouse’s successor in interest. Until its receipt of written notice of a permitted passage or rights hereunder, the Company shall be entitled, for all purposes, to treat the Holder as the holder of the Award. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

During the lifetime of the Holder, only the Holder may exercise an Option or other Award (or any portion thereof) granted to the Holder under the Plan. After the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

Notwithstanding the foregoing provisions of this Section 10.1, the Administrator, in its sole discretion, subject to applicable securities laws, may determine to grant to any Holder an Option (other than an Incentive Stock Option) which, by its terms as set forth in the applicable Award Agreement, may be transferred by the Holder, in writing and with prior written notice to the Administrator, by gift, without the receipt of any consideration, to a member of the Holder’s immediate family, as defined in Rule 16a-1 under the Exchange Act, or by instrument to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor) provided that an Option that has been so transferred shall continue to be subject to all of the terms and conditions of the Award as applicable to the original Holder, and the transferee shall execute any and all such documents requested by the Administrator in connection with the transfer, including without limitation to evidence the transfer and to satisfy and requirements for an exemption for the transfer under applicable federal and state securities laws.

10.2. Amendment, Suspension. Expiration or Termination of the Plan. Except as otherwise provided in this Section 10.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 10.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Holder alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. Unless earlier terminated as provided herein, the Plan shall expire ten (10) years from the date the Plan is adopted or the date the Plan is approved by the stockholders, whichever is earlier. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the first to occur of the following events:

(a) The expiration of ten (10) years from the date the Plan is adopted by the Board; or

(b) The expiration of ten (10) years from the date the Plan is approved by the Company’s stockholders under Section 10.4.

10.3. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 10.3(d), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common

Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards, and

(iii) the grant or exercise price with respect to any Award.

(b) Subject to Section 10.3(d), in the event of any transaction or event described in Section 10.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that the Award cannot vest, be exercised or become payable after such event;

(iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or 5.4 or the provisions of such Award;

(iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.

(c) Subject to Sections 10.3(d), 3.2 and 3.3, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d) With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 10.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 10.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.

(e) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.4 Furnishing of Information. Recipients of Awards shall receive financial statements of the Company at least annually; provided, however, such financial statements need not comply with Section 260.61 3 of the California Code of Regulations. Financial statements shall not be required if issuance of Awards is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

10.5 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not be exercisable nor shall such Awards vest prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all such Awards under the Plan shall thereupon be canceled and become null and void. In addition, if the Board determines that Awards other than Options which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth (5th) year following the year in which the Company’s stockholders previously approved the Performance Criteria.

10.6 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six (6) months after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

10.7 Loans. The Administrator may, in its discretion, extend one or more loans to key Employees in connection with the exercise or receipt of an Award granted or awarded under the Plan, or the issuance of Restricted Stock or Deferred Stock awarded under the Plan. The Administrator shall set the terms and conditions of any such loan.

10.8 Forfeiture Provisions; Leaves of Absence. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right, to the extent permitted by applicable law, to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that the Award shall be forfeited if (a) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the

Company, as further defined by the Administrator; or (b) the Holder incurs a Termination of Employment, Termination of Consultancy or Termination of Directorship for cause. The vesting of an Award will be suspended for any leave of absence unless such suspension is prohibited by law.

10.9 Effect of Plan Upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary; or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

10.10 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

10.1 1 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

10.12 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of InPatient Consultants Management, Inc. on October 2, 2002.

Executed as of this 7th day of October, 2002.

/s/ Adam Singer
By:	Adam Singer, M.D.
Title:	Chairman/CE0

INPATIENT CONSULTANTS MANAGEMENT, INC.

EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT

THIS EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), effective as of the Employee’s hire date (the “Effective Date”), is made and entered into by and between InPatient Consultants Management, Inc., a Delaware corporation (the “Company”), and                                          (“Holder”), and is governed by the Company’s 2002 Equity Participation Plan (the “Plan”).

WITNESSETH

WHEREAS, pursuant to the Plan, the Board of Directors and/or the Compensation Committee of the Company (the “Committee”) has authorized the grant to Holder of a non-qualified stock option to purchase shares of Common Stock of the Company under the following terms and conditions.

NOW, THEREFORE, in consideration of the promises and the mutual covenants undertaken herein by the parties, the parties agree as follows:

1.	Equity Participation Plan. Holder has been furnished a copy of the Plan. The Plan is incorporated by reference herein and made a part of this Agreement as if the Plan were fully set forth in this Agreement. Terms and phrases used in this Agreement shall have the same definitions or usage as in the Plan unless otherwise indicated. In the event of any ambiguity between the terms of the Plan and this Agreement, the terms of the Plan shall govern. Holder agrees to be bound by all the terms of the Plan. Holder further agrees that all rights conferred by this Agreement and by the Plan, as it may be amended from time to time, shall be subject to, and limited by, applicable federal, state and foreign laws.

2.	Award of Option. Holder is hereby granted a non-qualified stock option to purchase Two Thousand Five Hundred (2,500) shares of the Company’s Common Stock (the “Shares”) exercisable at the fair market value on the date of grant subject to the terms and conditions specified in this Agreement and in the Plan (the “Option”). The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. No Option shall be granted or deemed valid under the Plan or this Agreement unless and until all applicable federal, state and foreign securities laws and securities exchange listing requirements have been met.

3.

Term of Option. The Option shall terminate on the tenth (10th ) anniversary of the Effective Date (the “Option Termination Date”), unless such Option shall be terminated before such date in accordance with the provisions of the Plan or this Agreement.

4.	Vesting and Exercisability of the Option.

4.1 Vesting. Except as otherwise provided in the Plan and this Agreement, including in Section 4.2 below, the Option shall become exercisable (“vest”) over four (4) years beginning on the Effective Date in equal monthly increments; provided, however, no Shares shall vest until the first (1st) anniversary of the Effective Date, at which time twenty-five percent (25%) of the Shares shall vest.

4.2 Termination of Employment.

(a) Termination of Employment by Company. If Holder’s employment with the Company, or a Subsidiary or an Affiliate of the Company (“Holder’s Employment) is terminated by the Company, Subsidiary or Affiliate for any reason other than for cause (as defined under applicable law or in a written agreement between Holder and the Company, Subsidiary or Affiliate), death or permanent and total disability, the Option may be exercised to the extent (and only to the extent) that it would have been exercisable upon the date of termination of Holder’s Employment within three (3) months after the date of termination (unless Holder dies within said three (3) month period, in which case Section 4.2.(b) applies), but in any event no later than the tenth (10th) anniversary of the date of this Agreement. If Holder’s Employment is terminated by the Company, Subsidiary or Affiliate for cause, then Holder shall not be entitled to exercise any vested Options.

(b) Termination of Employment for Disability or Death. If Holder’s Employment is terminated because of the permanent and total disability of Holder, or if Holder’s Employment is terminated because of the death of Holder, the Option may be exercised to the extent (and only to the extent) that it would have been exercisable by Holder on the date of termination of Holder’s Employment and by Holder (or Holder’s legal representative) within six (6) months after the date of termination of Holder’s Employment, but in any event no later than the tenth (10th) anniversary of the date of this Agreement.

(c) Termination of Employment by Holder. If Holder elects to terminate Holder’s Employment, Holder shall nonetheless be entitled to exercise, within three (3) months after the date of termination (unless Holder dies within said three (3) month period, in which case Section 4.2.(b) applies), but in any event no later than the tenth (10th) anniversary of the date of this Agreement, that portion of the Option which has vested prior to the date Holder gives written notice of Holder’s termination to the Company, Subsidiary or Affiliate.

5.	Method of Exercise of Option. The Option may be exercised by written notice in the form attached as Exhibit A delivered to the Company, which notice shall state the number of Shares with respect to which the Option is being exercised (an “Exercise Notice”). The Exercise Notice must be accompanied by payment in cash or by check payable to the order of the Company for the amount of the purchase price of such Shares or by such other means determined by the Committee and consistent with the Plan. No less than One Hundred (100) Shares may be purchased at any one time, unless the number purchased is the total number of vested Shares remaining under the Option.

6.	Shares Issued upon Exercise. Upon receipt of an Exercise Notice accompanied by full payment for the number of Shares referenced therein, the Company shall, at its own expense, take and diligently pursue all actions necessary under applicable law to effect the transfer of such Shares to Holder; provided, however, nothing herein shall require the Company to file a registration statement or otherwise qualify to Shares under state or federal securities laws. Shares issued upon any exercise of the Option shall not be “Restricted Shares” under the Plan. All certificates representing the Shares shall bear customary securities legends.

7.	No Guarantee of Employment. Nothing contained in this Agreement or in the Plan shall confer upon Holder any right with respect to the continuation of Holder’s employment, or create anything other than an at-will employment arrangement or interfere in any way with the right of the Company, Subsidiary or Affiliate at any time to terminate Holder’s employment or to increase or decrease the compensation of Holder.

8.	Option and Share Adjustments. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, a proportionate adjustment shall be made in the number or kind of Shares, and the per Share exercise price thereof, subject to Section 10.3 of the Plan; provided, however, that no such adjustment shall effect a change in the aggregate exercise price applicable to the unexercised portion of the Option.

9.	Non-Assignability of Options. During Holder’s lifetime, the Option and any other rights conferred on Holder by this Agreement may be exercised only by Holder or Holder’s duly appointed guardian or legal representative. The Option and such other rights shall not be sold, pledged, assigned or transferred in any manner (whether by operation of law or otherwise) except by will or the laws of descent and distribution or by instrument to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to “immediate family” as that term is defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended, and shall not be subject to execution, attachment or similar process. In the event that the spouse of Holder has or shall have acquired a community property interest in the Option or such other rights, Holder (or such permitted successors in interest upon Holder’s death) may exercise the Option on behalf of the spouse of Holder, or such spouse’s successor in interest. Until its receipt of written notice of a permitted passage of rights hereunder, the Company shall be entitled, for all purposes, to treat Holder as the holder of the Option.

10.	Limitation on Holder’s Rights. Holder shall have no rights as a shareholder with respect to the Common Stock of the Company covered by the Option until the Shares have been issued to Holder.

11.	Withholding. The Company shall be entitled to deduct or cause to be deducted from other compensation payable to Holder any sums required by federal, state or local tax laws to be withheld with respect to the exercise of the Option, but, in the alternative, the Company may require Holder or other person duly authorized pursuant to this Agreement to exercise the Option (an “Other Person”) to pay, or Holder or such Other Person may elect to pay, such sums directly to the Company. If Holder or Other Person elects to pay such sums in cash, written notice of that election shall be delivered to the Company prior to such exercise and, whether pursuant to such election or pursuant to a requirement imposed by the Company, payment in cash or by check of such sums shall be delivered to the Company within ten (10) days after the date of exercise. The Company shall not be obligated to issue Shares to Holder or Other Person upon exercise of the Option until such payment has been received, unless withholding as of or prior to the date of such exercise is sufficient to cover all such sums due with respect to such exercise.

12.	Investment Covenant. Holder represents and agrees that if Holder exercises the Option in whole or in part at a time when there is not in effect a registration statement relating to the Shares under the Securities Act of 1933, as amended (the “Act”), and a prospectus meeting the requirements of the Act is not available for delivery, (i) Holder will acquire the Shares for investment purposes only and not with a view to the sale or distribution of the Shares; (ii) upon each such exercise of the Option, if requested by the Company, Holder will furnish to the Company an investment letter in form and substance satisfactory to the Company; (iii) prior to selling or offering for sale any such Shares, if requested by the Company, Holder will furnish the Company with an opinion of counsel satisfactory to the Company to the effect that such sale may lawfully be made, and Holder will furnish the Company with such certificates as to factual matters as the Company may reasonably request; and (iv) certificates representing such Shares may be marked with an appropriate legend describing such conditions precedent to sale or transfer. Any person or persons entitled to exercise the Option under the provisions of Section 9 hereof shall furnish to the Company letters, opinions and certificates to the same effect as would otherwise be required of Holder.

13.	Repurchase of Shares Upon Termination. Upon termination of Holder’s Employment, the Company shall have the right (but not the obligation) to repurchase all or any of the Shares in accordance with the following provisions of this Section 13.

13.1 Repurchase Price.

(a) The Shares may be repurchased within ninety (90) days of the termination of employment (or in the case of securities issued upon exercise of Options after the date of termination of employment, within ninety (90) days after the date of exercise), at a price per share at least equal to the Fair Market Value (as defined below) of the shares so purchased and the purchase price shall be payable in cash or cancellation of indebtedness for the Shares and such right shall terminate at such time as the Company’s Common Stock becomes publicly traded; or

(b) The Shares may be repurchased at their original purchase price; provided, however, that the right to repurchase at the original purchase price lapses at the rate of twenty percent (20%) per year over five (5) years from the date the option is granted (without respect to the date the option was exercised or became exercisable) and the right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination of employment, within ninety (90) days after the date of exercise).

13.2 Method of Repurchase. The Company shall give written notice to the Holder (or any other record holder(s) of Shares) of its intent to repurchase the Shares in accordance with Section 13.1(a) or 13.1(b), at its option, within ninety (90) days after the date of such termination or exercise, as applicable. At the closing of such purchase and sale, the Company will make payment against delivery by the holder(s) of the Shares being purchased and sold of certificates representing the Shares to be sold, accompanied by related executed stock transfer powers with signatures guaranteed. The obligation of the holder(s) to sell the Shares pursuant to this Section shall be binding upon the Holder’s transferees, if any, and any such transferee shall acknowledge the restrictions contained herein and agree in writing, in form reasonably satisfactory to the Company, to comply with the provisions hereof.

13.3 Rights Upon Notice of Repurchase. Following the termination of the Holder’s Employment and delivery by the Company of written notice to the Holder that it intends to exercise its repurchase rights hereunder, the Holder shall cease to have rights as a stockholder of the Company. The provisions of this Section 13 shall survive termination or expiration of this Agreement.

14.	Fair Market Value. From time to time, the Board of Directors of the Company (the “Board”) may determine and at each regular meeting of the Board immediately after the annual meeting of the stockholders, the Board shall determine the Fair Market Value of the Shares. Except as otherwise provided herein, “Fair Market Value” shall have the same meaning ascribed to such term in the Plan. Promptly after the Board has determined the Fair Market Value, the Company’s Secretary shall endorse the agreed value on a certificate (a “Fair Market Value Certificate”) and shall file it with the minutes of the Company. Any value per Share so endorsed by the Company’s Secretary shall remain in full force and effect, and the parties shall be entitled to rely on it until (i) the Board makes a more current determination of the Fair Market Value, or (ii) eighteen (18) months have expired since the date of the most recent meeting at which the Board fixed the Fair Market Value, after which date such Fair Market Value Certificate shall cease to be effective. If no Fair Market Value Certificate is in effect pursuant to this Section upon the date of termination of the Holder’s Employment, the Board shall determine the Fair Market Value within thirty (30) days after such date of termination, and such Fair Market Value shall apply as if it had been in effect on the date of termination of the Holder’s Employment. If the Holder does not agree with the Fair Market Value of the Shares as determined by the Board, the Holder shall send written notice of such disagreement to the Company immediately upon Holder’s receipt of the Company’s notice to the Holder of its intention to exercise its rights hereunder. In such event, the Company and the Holder shall mutually select an independent third party appraiser to determine the Fair Market Value of the Shares. The cost of such appraisal shall be borne by the Holder.

15.	Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without regard to any conflict of laws.

16.	Modification of Agreement. This Agreement may not be modified, amended, suspended or terminated, including for this purpose by an amendment to the Plan intended to apply to this Option, nor may any terms, covenants, representations or conditions herein be waived, other than by a written instrument executed by both parties hereto.

17.	Severability. Should any provision of this Agreement be held by a court to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.

18.	Counterparts. This Agreement may be executed in one or more counterparts and, when such counterparts have been executed by each of the parties hereto, such counterparts shall constitute a single and valid agreement although each of the signatory parties have executed separate counterparts hereof.

19.	Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

COMPANY:	INPATIENT CONSULTANTS MANAGEMENT, INC.

By:
Adam D. Singer, M.D.
	Title:	Chief Executive Officer

Date:

HOLDER:	By:

Date:

Social Security Number

EXHIBIT A

NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

To:	Compensation Committee of the Board of Directors/Board of Directors of InPatient Consultants Management, Inc.

The undersigned hereby elects to purchase shares of Common Stock of InPatient Consultants Management, Inc. (the “Company”) pursuant to the terms and conditions of a Non-qualified Stock Option(s) granted to the undersigned as outline below

Stock Agreement Date	Plan Year	No. of Options	Exercise Price

The aggregate purchase price for such shares, including taxes, is $            , which amount is being tendered herewith. The effective date of this election shall be             , 200  , or the date of receipt of this Notice by the Company, if later.

Executed this      day of             , 200   at                                                              .

By:

Date:

Social Security Number